EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

The New York Times Company:

      We consent to the incorporation by reference in Registration Statements No. 333-43369, No. 333-43371, No. 333-37331, No. 333-09447, No. 2-91826,
33-31538, 33-43210, 33-43211, 33-50461, 33-50465, 33-50457, 33-50467, 33-50459
and 33-56219 on Form S-8 and in Registration Statements No. 333-64275, No. 333-62023, No. 333-53007 and No. 33-57403 on Form S-3 of our report dated
January 27, 1999, appearing in the Annual Report on Form 10-K of The New York Times Company (the "Company") for the year ended December 27, 1998.

      We also consent to the reference to us under the heading "Experts" in Registration Statements No. 2-91826 and No. 33-31538 on Form S-8 and No. 333-64275, No. 333-62023, No. 333-53007 and No. 33-57403 on Form S-3.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York

February 26, 1999